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                                                    Exhibit 4.b

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                                        Executed in 6 Parts
                                          Counterpart No. (   )



                     NATIONAL EQUITY TRUST

                  LOW FIVE PORTFOLIO SERIES 3

                   REFERENCE TRUST AGREEMENT


          This Reference Trust Agreement dated          , 1995
among Prudential Securities Incorporated, as Depositor and
The Chase Manhattan Bank (National Association), as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "National Equity Trust Low
Five Portfolio Series, Trust Indenture and Agreement" (the
"Basic Agreement") dated April 25, 1995. Such provisions as are set forth in full herein and such provisions as are incorporated by reference constitute a single instrument (the
"Indenture").


                       WITNESSETH THAT:


          In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:


                            Part I.

            STANDARD TERMS AND CONDITIONS OF TRUST


          Subject to the provisions of Part II hereof, all the provisions contained in the Basic Agreement are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument except that the Basic Agreement is hereby amended in the following manner:

    A. Article III, entitled "Administration of Trust", shall be amended as follows:

          (i)  The first part of the first sentence of
               Section 3.01 Initial Costs shall be

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               amended to substitute the following
               language before the phrase "provided,
               however":

               "With respect to the Trust, the cost of
               the preparation and printing of the
               Indenture, Registration Statement and
               other documents relating to the Trust,
               Federal and State registration fees and
               costs, the initial fees and expenses of
               the Trustee, legal and auditing expenses and other out-of-pocket organizational expenses, to the extent not borne by the Depositor, shall be paid by the Trust;"

               Section 3.01 shall be further amended to add the following language:

               "To the extent the funds in the Income
               and Principal Accounts of the Trust
               shall be insufficient to pay the
               expenses borne by the Trust specified in this Section 3.01, the Trustee shall advance out of its own funds and cause to be deposited and credited to the Income Account such amount as may be required to permit payment of such expenses. The Trustee shall be reimbursed for such advance on each Record Date from funds on hand in the Income Account or, to the extent funds are not available in such Account, from the Principal Account in the amount deemed to have accrued as of such Record
               Date as provided in the following
               sentence (less prior payments on account of such advances, if any), and the provisions of Section 6.04 with respect to the reimbursement of disbursements for Trust expenses, including, without limitation, the lien in favor of the Trustee therefor and the authority to sell Securities as needed to fund such reimbursement, shall apply to the payment of expenses and the amounts advanced pursuant to this Section. For the purposes of the preceding sentence and the addition provided in clause
               (a)(3) of Section 5.01, the expenses
               borne by the Trust pursuant to this


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               Section shall be deemed to have been
               paid on the date of the Reference Trust
               Agreement and to accrue at a daily rate
               over the time period specified for their amortization provided in the Prospectus;
               provided, however, that nothing herein
               shall be deemed to prevent, and the
               Trustee shall be entitled to, full
               reimbursement for any advances made
               pursuant to this Section no later than
               the termination of the Trust.
               For purposes of calculating the accrual
               of organizational expenses under this
               Section 3.01, the Trustee shall rely on
               the written estimates of such expenses
               provided by the Depositor pursuant to
               Section 5.01."

     B.   Article V, entitled "Trust Evaluation, Redemption,
          Transfer of Units," Section 5.01 Trust Evaluation shall be amended as follows:

          (i)  the second sentence of the first
               paragraph of Section 5.01 shall be
               amended by deleting the word "and"
               appearing at the end of subsection
               (a)(2) of such sentence and inserting
               the following after "(a)(3)":  "amounts
               representing organizational expenses
               paid from the Trust less amounts
               representing accrued organizational
               expenses of the Trust, and (a)(4)."

         (ii)  The following shall be added at the end
               of the first paragraph of Section 5.01:

                    Until the Depositor has informed
               the Trustee that there will be no
               further deposits of Additional
               Securities pursuant to section 3.06, the Depositor shall provide the Trustee with written estimates of (i) the total organizational expenses to be borne by the Trust pursuant to Section 3.01 and
               (ii) the total number of Units to be
               issued in connection with the initial
               deposit and all anticipated deposits of
               Additional Securities.  For purposes of
               calculating the value of the Trust and
               Unit Value, the Trustee shall treat all


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               such anticipated expenses as having been
               paid and all liabilities therefor as
               having been incurred, and all Units as
               having been issued, in each case on the
               date of the Reference Trust Agreement,
               and, in connection with each such
               calculation, shall take into account a
               pro rata portion of such expense and
               liability based on the actual number of
               Units issued as of the date of such
               calculation.  In the event the Trustee
               is informed by the Depositor of a
               revision in its estimate of total
               expenses or total Units and upon the
               conclusion of the deposit of Additional
               Securities, the Trustee shall base
               calculations made thereafter on such
               revised estimates or actual expenses,
               respectively, but such adjustment shall
               not affect calculations made prior
               thereto and no adjustment shall be made
               in respect thereof.

        (iii)  The second paragraph of Section 5.01
               shall be amended by replacing "(a)(3)"
               with "(a)(4)" in the first line.

                           Part II.

             SPECIAL TERMS AND CONDITIONS OF TRUST


          The following special terms and conditions are hereby agreed to:

          A.   The Trust is denominated National Equity Trust,
Low Five Portfolio Series 3.

          B. The Units of the Trust shall be subject to a deferred sales charge.

          C. The contracts for the purchase of common stock listed in Schedule A hereto are those which, subject to the terms of this Indenture, have been or are to be deposited in Trust under this Indenture as of the date hereof.

          D.   The term "Depositor" shall mean Prudential
Securities Incorporated.


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          E.   The aggregate number of Units referred to in
Sections 2.03 and 9.01 of the Basic Agreement is          as of
the date hereof.

          F.   A Unit of the Trust is hereby declared initially
equal to 1/     th of the Trust.

          G.   The term "First Settlement Date" shall mean
         , 1995.

          H.   The terms "Computation Day" and "Record Date"
shall mean        10,        10,        10, and        10.

          I.   The term "Distribution Date" shall mean
       25,        25,        25, and        25.

          J.   The term "Termination Date" shall mean
         , 1996.

          K.   The Trustee's Annual Fee shall be $      (per
$1,000 Units) for 100,000,000 and above units outstanding; $0.80 (per 1,000 Units) for 50,000,000 - 99,999,999 units outstanding; $0.86 (per 1,000 Units) for 49,999,999 and below units outstanding. In calculating the Trustee's annual fee, the fee applicable to the number of units outstanding shall apply to all units outstanding.

          L. The Depositor's Portfolio supervisory service fee shall be $0.25 per $1,000 Units.

      [Signatures and acknowledgments on separate pages]